Exhibit 4.438

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 182540 dated July 28, 2020

For Rendering

Data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN)

7740000076

Location address (place of residence):

4, Marksistskaya str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 28, 2025.

This License is granted by decision of the licensing body - Order dated April 23, 2020 No. 172-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Terlyakov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS
COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE

OF COMMUNICATIONS, INFORMATION
TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296

CN 119593